CAPITOL SERIES TRUST

Amendment No. 12 to Agreement and Declaration of Trust

The undersigned, being the President and Chief Executive Officer of Capitol Series Trust (the “Trust”), hereby certifies that the following resolutions were unanimously adopted by the Board of Trustees (the “Board”) of the Trust, including those Trustees voting independently, at a meeting of the Board held on December 17 and 18, 2018:

RESOLVED, that pursuant to Sections 7.3 and 4.1 of the Trust Instrument, the first paragraph of Section 4.2 of the Trust Instrument be, and hereby is, amended to read as follows:

“Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series or Class, the Trustees hereby establish and designate the following Series of Shares of the Trust: the “Meritage Growth Equity Fund,” the “Meritage Value Equity Fund,” the “Meritage Yield-Focus Equity Fund,” the “Fuller & Thaler Behavioral Small-Cap Equity Fund,” the “Fuller & Thaler Behavioral Small-Cap Growth Fund,” the “Fuller & Thaler Behavioral Mid-Cap Value Fund,” the “Fuller & Thaler Behavioral Unconstrained Equity Fund,” the “Fuller & Thaler Behavioral Small-Mid Core Equity Fund,” the “Fuller & Thaler Behavioral Micro-Cap Equity Fund,” the “Preserver Alternative Opportunities Fund,” the “Canterbury Portfolio Thermostat Fund,” the “Hedeker Strategic Appreciation Fund,” the “Reynders, McVeigh Core Equity Fund” and the “Alta Quality Growth Fund” (collectively, the “Series”). As to each of the “Meritage Growth Equity Fund” and the “Meritage Yield-Focus Equity Fund” Series of Shares, the Trustees hereby establish and designate two Classes of Shares: “Institutional Shares” and “Investor Shares.” As to the “Meritage Value Equity Fund” Series of Shares, the Trustees hereby establish and designate one Class of Shares: “Institutional Shares.” As to each of the “Fuller & Thaler Behavioral Small-Cap Equity Fund” and the “Fuller & Thaler Behavioral Small-Cap Growth Fund” Series of Shares, the Trustees hereby establish and designate five Classes of Shares: “A Shares,” “C Shares,” “Institutional Shares,” “Investor Shares” and “R6 Shares.” As to each of the “Fuller & Thaler Behavioral Mid-Cap Value Fund,” the “Fuller & Thaler Behavioral Unconstrained Equity Fund,” the “Fuller & Thaler Behavioral Small-Mid Core Equity Fund” and the “Fuller & Thaler Behavioral Micro-Cap Equity Fund” Series of Shares, the Trustees hereby establish and designate four Classes of Shares: “A Shares,” “Institutional Shares,” “Investor Shares” and “R6 Shares.” As to the “Preserver Alternative Opportunities Fund” Series of Shares, the Trustees hereby establish and designate two Classes of Shares: “Institutional Shares” and “Retail Shares.” As to the “Canterbury Portfolio Thermostat Fund” Series of Shares, the Trustees hereby establish and designate two Classes of Shares: “Institutional Shares” and “Investor Shares.” As to the “Hedeker Strategic Appreciation Fund” Series of Shares, the Trustees hereby establish and designate one Class of Shares: “Institutional Shares.” As to the “Reynders, McVeigh Core Equity Fund” Series of Shares, the Trustees hereby establish and designate one Class of Shares: “Institutional Shares.” As to the “Alta Quality Growth Fund” Series of Shares, the Trustees hereby establish and designate one Class of Shares: “Institutional Shares.” Shares of these Series and Classes and any Shares of any further Series or Class that may from time to time be established and designated by the Trustees pursuant to this Article IV shall (unless the Trustees otherwise determine with respect to some further Series or Class at the time of establishing and designating the same) have the following relative rights and preferences:”

FURTHER RESOLVED, that the above paragraphs shall supersede and take the place of the existing Section 1.1 and the existing first paragraph for Section 4.2 of the Trust Instrument, respectively; and it is

FURTHER RESOLVED, that the proposed Amendment No. 12 to the Trust Instrument, in the form presented at this meeting, is hereby approved and adopted on behalf of the Trust; and it is

FURTHER RESOLVED, that each of the officers of the Trust are authorized and directed to file the signed Amendment to Report of Business Trust and/or Trust Instrument, in the form presented at this meeting, with the Secretary of State of the State of Ohio.

This document shall have the status of an amendment to said Agreement and Declaration of Trust.

Date:	December 18, 2018	/s/ Matthew J. Miller
Matthew J. Miller,
President